AXIS CAPITAL HOLDINGS LIMITED

INVESTOR FINANCIAL SUPPLEMENT

FIRST QUARTER 2021

AXIS Capital Holdings Limited
92 Pitts Bay Road
Pembroke HM 08 Bermuda

Contact Information:
Matt Rohrmann
Investor Contact
(212) 940-3339
investorrelations@axiscapital.com

Website Information:
www.axiscapital.com

This report is for informational purposes only. It should be read in conjunction with the documents that the Company files with the Securities and Exchange Commission pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934.

AXIS CAPITAL HOLDINGS LIMITED
FINANCIAL SUPPLEMENT TABLE OF CONTENTS

AXIS CAPITAL HOLDINGS LIMITED
BASIS OF PRESENTATION

AXIS Capital Holdings Limited's ("AXIS Capital" or the "Company") underwriting operations are organized around its global underwriting platforms, AXIS Insurance and AXIS Re. The Company has determined that it has two reportable segments, insurance and reinsurance.

DEFINITIONS AND PRESENTATION
•All financial information contained herein is unaudited, except for the consolidated balance sheet at December 31, 2020.
•Amounts may not reconcile due to rounding differences.
•Unless otherwise noted, all data is in thousands, except for ratio information.
•NM - Not meaningful defined as variance greater than +/- 100%; NA - Not applicable

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This document contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts included in this document, including statements regarding our estimates, beliefs, expectations, intentions, strategies or projections are forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the United States ("U.S.") federal securities laws. In some cases, these statements can be identified by the use of forward-looking words such as "may", "should", "could", "anticipate", "estimate", "expect", "plan", "believe", "predict", "potential", "intend" or similar expressions. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management's control.
Forward-looking statements contained in this document may include, but are not limited to, information regarding our estimates for catastrophes and other weather-related losses including losses related to the COVID-19 pandemic, measurements of potential losses in the fair market value of our investment portfolio and derivative contracts, our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, the outcome of our strategic initiatives, our expectations regarding pricing and other market conditions, our growth prospects, and valuations of the potential impact of movements in interest rates, credit spreads, equity securities' prices and foreign currency rates.

Forward-looking statements only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual events or results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following:

•the adverse impact of the ongoing COVID-19 pandemic on our business, results of operations, financial condition and liquidity;
•the cyclical nature of the insurance and reinsurance business leading to periods with excess underwriting capacity and unfavorable premium rates;
•the occurrence and magnitude of natural and man-made disasters;
•the impact of global climate change on our business, including the possibility that we do not adequately assess or reserve for the increased frequency and severity of natural catastrophes;
•losses from war, terrorism and political unrest or other unanticipated losses;
•actual claims exceeding loss reserves;
•general economic, capital and credit market conditions, including fluctuations in interest rates, credit spreads, equity securities' prices and/or foreign currency values;
•the failure of any of the loss limitation methods we employ;
•the effects of emerging claims, coverage and regulatory issues, including uncertainty related to coverage definitions, limits, terms and conditions;
•the inability to purchase reinsurance or collect amounts due to us from reinsurance we have purchased;
•the loss of business provided to us by major brokers;
•breaches by third parties in our program business of their obligations to us;
•difficulties with technology and/or data security;
•the failure of our policyholders or intermediaries to pay premiums;
•the failure of our cedants to adequately evaluate risks;
•the inability to obtain additional capital on favorable terms, or at all;
•the loss of one or more of our key executives;
•a decline in our ratings with rating agencies;
•changes in accounting policies or practices;
•the use of industry models and changes to these models;
•changes in governmental regulations and potential government intervention in our industry;
•inadvertent failure to comply with certain laws and regulations relating to sanctions and foreign corrupt practices;
•changes in the political environment of certain countries in which we operate or underwrite business including the United Kingdom's withdrawal from the European Union;
i

•changes in tax laws; and
•other factors including but not limited to those described under Item 1A, 'Risk Factors' in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC"), as those factors may be updated from time to time in our periodic and other filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Readers are urged to carefully consider all such factors as the COVID-19 pandemic may have the effect of heightening many of the other risks and uncertainties described.

We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

AXIS CAPITAL HOLDINGS LIMITED
BASIS OF PRESENTATION
BUSINESS DESCRIPTIONS

INSURANCE SEGMENT

Our insurance segment offers specialty insurance products to a variety of niche markets on a worldwide basis. The following are the lines of business in our insurance segment:
Property: provides physical loss or damage, business interruption and machinery breakdown cover for virtually all types of property, including commercial buildings, residential premises, construction projects and onshore renewable energy installations. This line of business includes primary and excess risks, some of which are catastrophe-exposed.
Marine: provides cover for traditional marine classes, including offshore energy, renewable offshore energy, cargo, liability, recreational marine, fine art, specie, and hull war. Offshore energy coverage includes physical damage, business interruption, operator's extra expense and liability coverage for all aspects of offshore upstream energy, from exploration and construction through the operation and distribution phases.
Terrorism: provides cover for physical damage and business interruption of an insured following an act of terrorism and includes kidnap and ransom, and crisis management insurance.
Aviation: provides hull and liability, and specific war cover primarily for passenger airlines but also for cargo operations, general aviation operations, airports, aviation authorities, security firms and product manufacturers.
Credit and Political Risk: provides credit and political risk insurance products for banks, commodity traders, corporations and multilateral and export credit agencies. Cover is provided for a range of risks including sovereign default, credit default, political violence, currency inconvertibility and non-transfer, expropriation, aircraft non-repossession and contract frustration due to political events.
Professional Lines: provides directors’ and officers’ liability, errors and omissions liability, employment practices liability, fiduciary liability, crime, professional indemnity, cyber and privacy insurance, medical malpractice and other financial insurance related covers for commercial enterprises, financial institutions, not-for-profit organizations and other professional service providers. This business is predominantly written on a claims-made basis.
Liability: primarily targets primary and low to mid-level excess and umbrella commercial liability risks in the U.S. wholesale markets in addition to primary and excess of loss employers, public, and products liability business predominately in the U.K. Target industry sectors include construction, manufacturing, transportation and trucking, and other services.
Accident and Health: includes accidental death, travel insurance and specialty health products for employer and affinity groups.
Discontinued Lines - Novae: includes those lines of business that Novae exited or placed into run-off in the fourth quarter of 2016 and in the first quarter of 2017. These discontinued insurance lines include financial institutions, professional indemnity, international liability, and international direct and facultative property.

AXIS CAPITAL HOLDINGS LIMITED
BASIS OF PRESENTATION

BUSINESS DESCRIPTIONS (CONTINUED)

REINSURANCE SEGMENT

Our reinsurance segment provides treaty reinsurance to insurance companies on a worldwide basis. The following are the lines of business in our reinsurance segment:

Catastrophe: provides protection for most catastrophic losses that are covered in the underlying insurance policies written by our cedants. The underlying policies principally cover property-related exposures but other exposures including workers compensation and personal accident are also covered. The principal perils covered by policies in this portfolio include hurricane and windstorm, earthquake, flood, tornado, hail and fire. In some instances, terrorism may be a covered peril or the only peril. This business is written on a proportional and excess of loss basis.
Property: provides protection for property damage and related losses resulting from natural and man-made perils that are covered in the underlying personal and commercial lines insurance policies written by our cedants. The predominant exposure is property damage but other risks, including business interruption and other non-property losses, may also be covered when arising from a covered peril. The most significant perils covered by policies in this portfolio include windstorm, tornado and earthquake, but other perils such as freezes, riots, flood, industrial explosions, fire, hail and a number of other loss events are also included. This business is written on a proportional and excess of loss basis.
Credit and Surety: provides reinsurance of trade credit insurance products and includes proportional and excess of loss structures. The underlying insurance indemnifies sellers of goods and services in the event of a payment default by the buyer of those goods and services. Surety reinsurance provides protection for losses arising from a broad array of surety bonds issued by insurers to satisfy regulatory demands or contract obligations in a variety of jurisdictions around the world. Mortgage reinsurance is also provided to mortgage guaranty insurers and U.S. government sponsored entities for losses related to credit risk transfer into the private sector.
Professional Lines: provides protection for directors’ and officers’ liability, employment practices liability, medical malpractice, professional indemnity, environmental liability, cyber and miscellaneous errors and omissions insurance risks. The underlying business is predominantly written on a claims-made basis. This business is written on a proportional and excess of loss basis.
Motor: provides protection to insurers for motor liability and property damage losses arising out of any one occurrence. A loss occurrence can involve one or many claimants where the ceding insurer aggregates the claims from the occurrence. Traditional proportional and non-proportional reinsurance as well as structured solutions are offered.
Liability: provides protection to insurers of admitted casualty business, excess and surplus lines casualty business and specialty casualty programs. The primary focus of the underlying business is general liability, workers' compensation, auto liability, and excess casualty.
Engineering: provides protection for all types of construction risks and risks associated with erection, testing and commissioning of machinery and plants during the construction stage. This line of business also includes cover for losses arising from operational failures of machinery, plant and equipment, and electronic equipment as well as business interruption. The Company exited this line of business in 2020.
Agriculture: provides protection for risks associated with the production of food and fiber on a global basis for primary insurance companies writing multi-peril crop insurance, crop hail, and named peril covers, as well as custom risk transfer mechanisms for agricultural dependent industries with exposures to crop yield and/or price deviations. This business is written on a proportional and aggregate stop loss reinsurance basis.
Marine and Aviation: includes specialty marine classes such as cargo, hull, pleasure craft, marine liability, inland marine and offshore energy. The principal perils covered by policies in this portfolio include physical loss, damage and/or liability arising from natural perils of the seas or land, man-made events including fire and explosion, stranding/sinking/salvage, pollution, shipowners and maritime employers liability. This business is written on a non-proportional and proportional basis. Aviation provides cover for airline, aerospace and general aviation exposures. This business is written on a proportional and non-proportional basis.

Accident and Health: includes personal accident, specialty health, accidental death, travel, life and disability reinsurance products which are offered on a proportional and catastrophic or per life excess of events loss basis.
Discontinued Lines - Novae: includes those lines of business that Novae exited or placed into run-off in the fourth quarter of 2016 and in the first quarter of 2017. These discontinued reinsurance lines include motor reinsurance, general liability reinsurance, and international facultative property.

AXIS CAPITAL HOLDINGS LIMITED
FINANCIAL HIGHLIGHTS

		Three months ended March 31,
		2021	2020	Change

HIGHLIGHTS	Gross premiums written	$2,535,481	$2,431,158	4.3%
	Gross premiums written - Insurance	43.5%	38.7%	4.8	pts
	Gross premiums written - Reinsurance	56.5%	61.3%	(4.8)	pts
	Net premiums written	$1,778,886	$1,679,044	5.9%
	Net premiums earned	$1,103,722	$1,088,625	1.4%
	Net premiums earned - Insurance	55.8%	51.6%	4.2	pts
	Net premiums earned - Reinsurance	44.2%	48.4%	(4.2)	pts
	Net income (loss) available (attributable) to common shareholders	$115,737	$(185,390)	nm
	Operating income (loss) [a]	82,737	(164,412)	nm
	Annualized return on average common equity [b]	9.9%	nm	nm
	Annualized operating return on average common equity [c]	7.1%	nm	nm
	Total shareholders’ equity	$5,176,390	$4,839,578	7.0%

PER COMMON SHARE AND COMMON SHARE DATA	Earnings (loss) per diluted common share	$1.36	($2.20)	nm
	Operating income (loss) per diluted common share [d]	$0.97	($1.94)	nm
	Weighted average diluted common shares outstanding	84,965	84,094	1.0%
	Book value per common share	$54.59	$50.89	7.3%
	Book value per diluted common share (treasury stock method)	$53.03	$49.78	6.5%
	Tangible book value per diluted common share (treasury stock method) [a]	$49.91	$46.45	7.4%

FINANCIAL RATIOS	Current accident year loss ratio excluding catastrophe and weather-related losses	55.1%	57.1%	(2.0)	pts
	Catastrophe and weather-related losses ratio	10.1%	26.9%	(16.8)	pts
	Current accident year loss ratio	65.2%	84.0%	(18.8)	pts
	Prior year reserve development ratio	(0.4%)	(0.6%)	0.2	pts
	Net losses and loss expenses ratio	64.8%	83.4%	(18.6)	pts
	Acquisition cost ratio	19.8%	21.9%	(2.1)	pts
	General and administrative expense ratio [e]	14.3%	14.5%	(0.2)	pts
	Combined ratio	98.9%	119.8%	(20.9)	pts

INVESTMENT DATA	Total assets	$27,085,827	$25,948,768	4.4%
	Total cash and invested assets [f]	15,643,178	15,195,556	2.9%
	Net investment income	114,165	93,101	22.6%
	Net investment gains (losses)	29,645	(62,877)	nm
	Book yield of fixed maturities	2.1%	2.7%	(0.6)	pts

[a]    Operating income (loss), operating income (loss) per diluted common share, annualized operating return on average common equity ("operating ROACE") and tangible book value per diluted common share are non-GAAP financial measures as defined by Regulation G. The reconciliations to the most comparable GAAP financial measures, net income (loss) available (attributable) to common shareholders, earnings (loss) per diluted common share, annualized return on average common equity ("ROACE") and book value per diluted common share, respectively, and a discussion of the rationale for the presentation of these items are provided later in this document. Loss per diluted common share and operating loss per diluted common share for the three months ended March 31, 2020 were calculated using weighted average common shares outstanding due to the net loss attributable to common shareholders and operating loss recognized in the period.
[b]    Annualized ROACE is calculated by dividing annualized net income (loss) available (attributable) to common shareholders for the period by the average common shareholders’ equity determined using the common shareholders’ equity balances at the beginning and end of the period.
[c]    Annualized operating ROACE is calculated by dividing annualized operating income (loss) for the period by the average common shareholders’ equity determined using the common shareholders’ equity balances at the beginning and end of the period.
[d]    Operating income (loss) per diluted common share is calculated by dividing operating income (loss) for the period by weighted average diluted common shares outstanding.
[e]    Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.
[f]    Total cash and invested assets represents the total cash and cash equivalents, fixed maturities, equity securities, mortgage loans, other investments, equity method investments, short-term investments, accrued interest receivable and net receivable (payable) for investments sold (purchased).

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS - AS REPORTED, U.S. GAAP
FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

	Three months ended March 31,
	2021	2020

Revenues
Net premiums earned	$1,103,722	$1,088,625
Net investment income	114,165	93,101
Net investment gains (losses)	29,645	(62,877)
Other insurance related income (loss)	2,781	(8,707)
Total revenues	1,250,313	1,110,142

Expenses
Net losses and loss expenses	714,718	908,073
Acquisition costs	218,871	238,650
General and administrative expenses	158,408	157,060
Foreign exchange losses (gains)	4,113	(61,683)
Interest expense and financing costs	15,571	23,472
Reorganization expenses	—	(982)
Amortization of value of business acquired	1,028	1,799
Amortization of intangible assets	2,690	2,870
Total expenses	1,115,399	1,269,259

Income (loss) before income taxes and interest in income (loss) of equity method investments	134,914	(159,117)
Income tax (expense) benefit	(20,776)	4,867
Interest in income (loss) of equity method investments	9,162	(23,577)
Net income (loss)	123,300	(177,827)
Preferred share dividends	7,563	7,563
Net income (loss) available (attributable) to common shareholders	$115,737	$(185,390)

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS - QUARTER

	Q1 2021	Q4 2020	Q3 2020	Q2 2020	Q1 2020	Q1 2019
UNDERWRITING REVENUES
Gross premiums written	$2,535,481	$1,348,419	$1,331,178	$1,716,183	$2,431,158	$2,583,226
Ceded premiums written	(756,595)	(562,970)	(515,196)	(660,249)	(752,114)	(806,167)
Net premiums written	1,778,886	785,449	815,982	1,055,934	1,679,044	1,777,059

Gross premiums earned	1,671,139	1,735,932	1,680,529	1,694,861	1,657,412	1,684,814
Ceded premiums earned	(567,417)	(648,564)	(589,217)	(590,858)	(568,787)	(550,602)
Net premiums earned	1,103,722	1,087,368	1,091,312	1,104,003	1,088,625	1,134,212
Other insurance related income (loss)	2,781	(2,819)	1,440	1,996	(8,707)	6,929
Total underwriting revenues	1,106,503	1,084,549	1,092,752	1,105,999	1,079,918	1,141,141

UNDERWRITING EXPENSES
Net losses and loss expenses	714,718	817,239	879,677	676,261	908,073	664,028
Acquisition costs	218,871	231,800	230,564	228,502	238,650	260,418
Underwriting-related general and administrative expenses [a]	132,668	116,345	117,835	113,824	129,962	138,873
Total underwriting expenses	1,066,257	1,165,384	1,228,076	1,018,587	1,276,685	1,063,319

UNDERWRITING INCOME (LOSS) [b]	40,246	(80,835)	(135,324)	87,412	(196,767)	77,822

OTHER (EXPENSES) REVENUES
Net investment income	114,165	109,503	101,956	45,040	93,101	107,303
Net investment gains (losses)	29,645	83,356	55,609	53,043	(62,877)	12,767
Corporate expenses [a]	(25,740)	(26,907)	(20,988)	(26,828)	(27,098)	(36,218)
Foreign exchange (losses) gains	(4,113)	(72,309)	(60,734)	(9,709)	61,683	(7,056)
Interest expense and financing costs	(15,571)	(15,408)	(15,574)	(20,595)	(23,472)	(15,895)
Reorganization expenses	—	(7,059)	(1,413)	(392)	982	(14,820)
Amortization of value of business acquired	(1,028)	(1,028)	(1,028)	(1,285)	(1,799)	(13,104)
Amortization of intangible assets	(2,690)	(2,827)	(2,838)	(2,855)	(2,870)	(3,003)
Total other (expenses) revenues	94,668	67,321	54,990	36,419	37,650	29,974

INCOME (LOSS) BEFORE INCOME TAXES AND INTEREST IN INCOME (LOSS) OF EQUITY METHOD INVESTMENTS	134,914	(13,514)	(80,334)	123,831	(159,117)	107,796
Income tax (expense) benefit	(20,776)	6,291	12,056	(10,893)	4,867	(1,234)
Interest in income (loss) of equity method investments	9,162	9,967	2,896	7,102	(23,577)	2,219

NET INCOME (LOSS)	123,300	2,744	(65,382)	120,040	(177,827)	108,781
Preferred share dividends	(7,563)	(7,563)	(7,563)	(7,563)	(7,563)	(10,656)
NET INCOME (LOSS) AVAILABLE (ATTRIBUTABLE) TO COMMON SHAREHOLDERS	$115,737	$(4,819)	$(72,945)	$112,477	$(185,390)	$98,125

[a]    Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to general and administrative expenses, the most comparable GAAP financial measure, also includes corporate expenses.
[b]    Consolidated underwriting income (loss) is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to net income (loss), the most comparable GAAP financial measure, is presented above.

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED KEY RATIOS - QUARTER

	Q1 2021	Q4 2020	Q3 2020	Q2 2020	Q1 2020	Q1 2019
KEY RATIOS/PER SHARE DATA
Current accident year loss ratio excluding catastrophe and weather-related losses	55.1%	57.4%	58.5%	58.0%	57.1%	58.9%
Catastrophe and weather-related losses ratio	10.1%	18.4%	22.2%	3.5%	26.9%	0.9%
Current accident year loss ratio	65.2%	75.8%	80.7%	61.5%	84.0%	59.8%
Prior year reserve development ratio	(0.4%)	(0.6%)	(0.1%)	(0.2%)	(0.6%)	(1.3%)
Net losses and loss expenses ratio	64.8%	75.2%	80.6%	61.3%	83.4%	58.5%
Acquisition cost ratio	19.8%	21.3%	21.1%	20.7%	21.9%	23.0%
General and administrative expense ratio [a]	14.3%	13.1%	12.8%	12.7%	14.5%	15.4%
Combined ratio	98.9%	109.6%	114.5%	94.7%	119.8%	96.9%

Weighted average common shares outstanding	84,514	84,341	84,308	84,303	84,094	83,725
Weighted average diluted common shares outstanding	84,965	84,341	84,308	84,600	84,094	84,272
Earnings (loss) per common share	$1.37	($0.06)	($0.87)	$1.33	($2.20)	$1.17
Earnings (loss) per diluted common share	$1.36	($0.06)	($0.87)	$1.33	($2.20)	$1.16
Annualized ROACE	9.9%	(0.4%)	(6.2%)	10.0%	nm	8.9%
Annualized operating ROACE	7.1%	(1.4%)	(5.5%)	6.3%	nm	9.5%

[a]    Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENT DATA

	Three months ended March 31, 2021			Three months ended March 31, 2020
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total
UNDERWRITING REVENUES
Gross premiums written	$1,103,198	$1,432,283	$2,535,481	$940,715	$1,490,443	$2,431,158
Ceded premiums written	(395,384)	(361,211)	(756,595)	(359,065)	(393,049)	(752,114)
Net premiums written	707,814	1,071,072	1,778,886	581,650	1,097,394	1,679,044

Gross premiums earned	1,012,941	658,198	1,671,139	932,078	725,334	1,657,412
Ceded premiums earned	(396,655)	(170,762)	(567,417)	(370,014)	(198,773)	(568,787)
Net premiums earned	616,286	487,436	1,103,722	562,064	526,561	1,088,625
Other insurance related income (loss)	415	2,366	2,781	647	(9,354)	(8,707)
Total underwriting revenues	616,701	489,802	1,106,503	562,711	517,207	1,079,918

UNDERWRITING EXPENSES
Net losses and loss expenses	356,898	357,820	714,718	471,812	436,261	908,073
Acquisition costs	117,679	101,192	218,871	112,751	125,899	238,650
Underwriting-related general and administrative expenses	103,303	29,365	132,668	100,778	29,184	129,962
Total underwriting expenses	577,880	488,377	1,066,257	685,341	591,344	1,276,685

UNDERWRITING INCOME (LOSS)	$38,821	$1,425	$40,246	$(122,630)	$(74,137)	$(196,767)

Catastrophe and weather-related losses, net of reinstatement premiums	$36,026	$74,224	$110,250	$177,583	$122,112	$299,695
Net favorable prior year reserve development	$1,505	$3,812	$5,317	$3,832	$2,281	$6,113

KEY RATIOS
Current accident year loss ratio excluding catastrophe and weather-related losses	52.3%	58.6%	55.1%	54.2%	60.2%	57.1%
Catastrophe and weather-related losses ratio	5.9%	15.6%	10.1%	30.4%	23.1%	26.9%
Current accident year loss ratio	58.2%	74.2%	65.2%	84.6%	83.3%	84.0%
Prior year reserve development ratio	(0.3%)	(0.8%)	(0.4%)	(0.7%)	(0.4%)	(0.6%)
Net losses and loss expenses ratio	57.9%	73.4%	64.8%	83.9%	82.9%	83.4%
Acquisition cost ratio	19.1%	20.8%	19.8%	20.1%	23.9%	21.9%
Underwriting-related general and administrative expense ratio	16.8%	6.0%	12.0%	17.9%	5.5%	12.0%
Corporate expense ratio			2.3%			2.5%
Combined ratio	93.8%	100.2%	98.9%	121.9%	112.3%	119.8%

AXIS CAPITAL HOLDINGS LIMITED
GROSS PREMIUMS WRITTEN BY SEGMENT BY LINE OF BUSINESS

	Q1 2021	Q4 2020	Q3 2020	Q2 2020	Q1 2020	Q1 2019

INSURANCE SEGMENT
Property	$261,786	$255,606	$238,599	$278,841	$223,603	$200,502
Marine	187,948	63,901	82,810	116,398	156,296	146,979
Terrorism	19,744	13,486	14,767	11,008	16,520	14,362
Aviation	20,402	23,946	22,702	23,794	17,230	17,670
Credit and Political Risk	37,451	56,264	24,473	28,002	47,675	45,907
Professional Lines	337,765	434,868	338,907	346,338	258,391	227,308
Liability	193,151	215,131	172,747	204,398	170,878	142,642
Accident and Health	44,847	40,843	39,262	27,419	51,062	51,048
Discontinued Lines - Novae	104	254	1,550	1,370	(940)	4,678
TOTAL INSURANCE SEGMENT	$1,103,198	$1,104,299	$935,817	$1,037,568	$940,715	$851,096

REINSURANCE SEGMENT
Catastrophe	$250,956	$24,497	$74,656	$189,706	$262,283	$358,133
Property	126,455	(1,115)	58,907	54,763	133,189	172,742
Credit and Surety	83,221	43,519	38,110	50,332	100,739	151,904
Professional Lines	131,255	45,888	31,752	111,725	123,570	109,828
Motor	223,524	(15,427)	(2,235)	42,970	279,132	281,401
Liability	269,201	113,591	136,791	149,635	218,896	185,320
Engineering	(2,428)	5,552	1,408	3,006	15,920	22,766
Agriculture	16,441	901	7,455	43,896	18,248	126,440
Marine and Aviation	32,340	10,900	6,341	25,867	29,993	36,336
Accident and Health	301,318	15,706	41,820	6,625	307,678	287,592
Discontinued Lines - Novae	—	108	356	90	795	(332)
TOTAL REINSURANCE SEGMENT	$1,432,283	$244,120	$395,361	$678,615	$1,490,443	$1,732,130

CONSOLIDATED TOTAL	$2,535,481	$1,348,419	$1,331,178	$1,716,183	$2,431,158	$2,583,226

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED DATA - QUARTER

	Q1 2021	Q4 2020	Q3 2020	Q2 2020	Q1 2020	Q1 2019
UNDERWRITING REVENUES
Gross premiums written	$2,535,481	$1,348,419	$1,331,178	$1,716,183	$2,431,158	$2,583,226
Ceded premiums written	(756,595)	(562,970)	(515,196)	(660,249)	(752,114)	(806,167)
Net premiums written	1,778,886	785,449	815,982	1,055,934	1,679,044	1,777,059

Gross premiums earned	1,671,139	1,735,932	1,680,529	1,694,861	1,657,412	1,684,814
Ceded premiums earned	(567,417)	(648,564)	(589,217)	(590,858)	(568,787)	(550,602)
Net premiums earned	1,103,722	1,087,368	1,091,312	1,104,003	1,088,625	1,134,212
Other insurance related income (loss)	2,781	(2,819)	1,440	1,996	(8,707)	6,929
Total underwriting revenues	1,106,503	1,084,549	1,092,752	1,105,999	1,079,918	1,141,141

UNDERWRITING EXPENSES
Net losses and loss expenses	714,718	817,239	879,677	676,261	908,073	664,028
Acquisition costs	218,871	231,800	230,564	228,502	238,650	260,418
Underwriting-related general and administrative expenses	132,668	116,345	117,835	113,824	129,962	138,873
Total underwriting expenses	1,066,257	1,165,384	1,228,076	1,018,587	1,276,685	1,063,319

UNDERWRITING INCOME (LOSS)	$40,246	$(80,835)	$(135,324)	$87,412	$(196,767)	$77,822

Catastrophe and weather-related losses, net of reinstatement premiums	$110,250	$198,028	$240,025	$36,047	$299,695	$10,684
Net favorable prior year reserve development	$5,317	$6,559	$584	$2,655	$6,113	$14,672

KEY RATIOS
Current accident year loss ratio excluding catastrophe and weather-related losses	55.1%	57.4%	58.5%	58.0%	57.1%	58.9%
Catastrophe and weather-related losses ratio	10.1%	18.4%	22.2%	3.5%	26.9%	0.9%
Current accident year loss ratio	65.2%	75.8%	80.7%	61.5%	84.0%	59.8%
Prior year reserve development ratio	(0.4%)	(0.6%)	(0.1%)	(0.2%)	(0.6%)	(1.3%)
Net losses and loss expenses ratio	64.8%	75.2%	80.6%	61.3%	83.4%	58.5%
Acquisition cost ratio	19.8%	21.3%	21.1%	20.7%	21.9%	23.0%
Underwriting-related general and administrative expenses ratio	14.3%	13.1%	12.8%	12.7%	14.5%	15.4%
Combined ratio	98.9%	109.6%	114.5%	94.7%	119.8%	96.9%

AXIS CAPITAL HOLDINGS LIMITED
INSURANCE SEGMENT DATA - QUARTER

	Q1 2021	Q4 2020	Q3 2020	Q2 2020	Q1 2020	Q1 2019
UNDERWRITING REVENUES
Gross premiums written	$1,103,198	$1,104,299	$935,817	$1,037,568	$940,715	$851,096
Ceded premiums written	(395,384)	(476,066)	(390,960)	(434,807)	(359,065)	(321,857)
Net premiums written	707,814	628,233	544,857	602,761	581,650	529,239

Gross premiums earned	1,012,941	1,006,930	948,478	952,241	932,078	909,951
Ceded premiums earned	(396,655)	(417,160)	(378,294)	(375,222)	(370,014)	(353,189)
Net premiums earned	616,286	589,770	570,184	577,019	562,064	556,762
Other insurance related income	415	556	688	755	647	1,742
Total underwriting revenues	616,701	590,326	570,872	577,774	562,711	558,504

UNDERWRITING EXPENSES
Net losses and loss expenses	356,898	444,444	443,389	337,367	471,812	313,776
Acquisition costs	117,679	117,954	114,569	116,259	112,751	117,775
Underwriting-related general and administrative expenses	103,303	93,930	94,379	89,751	100,778	106,034
Total underwriting expenses	577,880	656,328	652,337	543,377	685,341	537,585

UNDERWRITING INCOME (LOSS)	$38,821	$(66,002)	$(81,465)	$34,397	$(122,630)	$20,919

Catastrophe and weather-related losses, net of reinstatement premiums	$36,026	$118,185	$131,853	$15,786	$177,583	$8,004
Net favorable prior year reserve development	$1,505	$4,417	$270	$420	$3,832	$6,913

KEY RATIOS
Current accident year loss ratio excluding catastrophe and weather-related losses	52.3%	56.1%	54.7%	55.6%	54.2%	56.2%
Catastrophe and weather-related losses ratio	5.9%	20.0%	23.1%	2.9%	30.4%	1.4%
Current accident year loss ratio	58.2%	76.1%	77.8%	58.5%	84.6%	57.6%
Prior year reserve development ratio	(0.3%)	(0.7%)	—%	—%	(0.7%)	(1.2%)
Net losses and loss expenses ratio	57.9%	75.4%	77.8%	58.5%	83.9%	56.4%
Acquisition cost ratio	19.1%	20.0%	20.1%	20.1%	20.1%	21.2%
Underwriting-related general and administrative expenses ratio	16.8%	15.9%	16.5%	15.6%	17.9%	19.0%
Combined ratio	93.8%	111.3%	114.4%	94.2%	121.9%	96.6%

AXIS CAPITAL HOLDINGS LIMITED
REINSURANCE SEGMENT DATA - QUARTER

	Q1 2021	Q4 2020	Q3 2020	Q2 2020	Q1 2020	Q1 2019
UNDERWRITING REVENUES
Gross premiums written	$1,432,283	$244,120	$395,361	$678,615	$1,490,443	$1,732,130
Ceded premiums written	(361,211)	(86,904)	(124,236)	(225,442)	(393,049)	(484,310)
Net premiums written	1,071,072	157,216	271,125	453,173	1,097,394	1,247,820

Gross premiums earned	658,198	729,002	732,051	742,620	725,334	774,863
Ceded premiums earned	(170,762)	(231,404)	(210,923)	(215,636)	(198,773)	(197,413)
Net premiums earned	487,436	497,598	521,128	526,984	526,561	577,450
Other insurance related income (loss)	2,366	(3,375)	752	1,241	(9,354)	5,187
Total underwriting revenues	489,802	494,223	521,880	528,225	517,207	582,637

UNDERWRITING EXPENSES
Net losses and loss expenses	357,820	372,795	436,288	338,894	436,261	350,252
Acquisition costs	101,192	113,846	115,995	112,243	125,899	142,643
Underwriting-related general and administrative expenses	29,365	22,415	23,456	24,073	29,184	32,839
Total underwriting expenses	488,377	509,056	575,739	475,210	591,344	525,734

UNDERWRITING INCOME (LOSS)	$1,425	$(14,833)	$(53,859)	$53,015	$(74,137)	$56,903

Catastrophe and weather-related losses, net of reinstatement premiums	$74,224	$79,843	$108,172	$20,261	$122,112	$2,680
Net favorable prior year reserve development	$3,812	$2,142	$314	$2,235	$2,281	$7,759

KEY RATIOS
Current accident year loss ratio excluding catastrophe and weather-related losses	58.6%	59.0%	62.7%	60.6%	60.2%	61.5%
Catastrophe and weather-related losses ratio	15.6%	16.3%	21.1%	4.1%	23.1%	0.5%
Current accident year loss ratio	74.2%	75.3%	83.8%	64.7%	83.3%	62.0%
Prior year reserve development ratio	(0.8%)	(0.4%)	(0.1%)	(0.4%)	(0.4%)	(1.3%)
Net losses and loss expenses ratio	73.4%	74.9%	83.7%	64.3%	82.9%	60.7%
Acquisition cost ratio	20.8%	22.9%	22.3%	21.3%	23.9%	24.7%
Underwriting-related general and administrative expense ratio	6.0%	4.5%	4.5%	4.6%	5.5%	5.6%
Combined ratio	100.2%	102.3%	110.5%	90.2%	112.3%	91.0%

AXIS CAPITAL HOLDINGS LIMITED
STRATEGIC CAPITAL PARTNERS

	Three months ended March 31,
	2021			2020
TOTAL MANAGED PREMIUMS [a]	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total
Total Managed Premiums	$1,103,198	$1,432,283	$2,535,481	$940,715	$1,490,443	$2,431,158
Premiums ceded to Harrington Re	1,729	117,562	119,291	1,119	113,551	114,670
Premiums ceded to Other Strategic Capital Partners	—	243,649	243,649	18,534	279,498	298,032
Premiums ceded to Other Reinsurers	393,655	—	393,655	339,412	—	339,412
Net premiums written	$707,814	$1,071,072	$1,778,886	$581,650	$1,097,394	$1,679,044

FEE INCOME FROM STRATEGIC CAPITAL PARTNERS [b]
Fee income	$—	$12,228	$12,228	$2,706	$12,969	$15,675

[a] Total managed premiums represents gross premiums written of $2.5 billion and $2.4 billion for the three months ended March 31, 2021 and 2020, respectively, and includes premiums written by the insurance and reinsurance segments on behalf of strategic capital partners and other reinsurers. Premiums ceded to strategic capital partners and other reinsurers by AXIS Insurance and AXIS Re are presented above.
[b] Fee income from strategic capital partners represents service fees and reimbursement of expenses from strategic capital partners. Fee income from strategic capital partners included $2 million and $1 million in other insurance related income (loss) for the three months ended March 31, 2021 and 2020, respectively. It also included $10 million and $15 million as an offset to general and administrative expenses for the three months ended March 31, 2021 and 2020.

AXIS CAPITAL HOLDINGS LIMITED
NET INVESTMENT INCOME - QUARTER

	Q1 2021	Q4 2020	Q3 2020	Q2 2020	Q1 2020	Q1 2019

Fixed maturities	$69,470	$72,727	$73,992	$80,459	$89,943	$91,382
Other investments	41,833	30,634	25,125	(37,580)	(2,120)	6,895
Equity securities	2,498	3,069	1,871	2,263	2,125	2,328
Mortgage loans	4,187	4,110	3,609	3,660	4,053	3,063
Cash and cash equivalents	2,336	3,768	2,491	2,392	4,930	5,801
Short-term investments	133	446	440	366	1,498	3,894

Gross investment income	120,457	114,754	107,528	51,560	100,429	113,363
Investment expenses	(6,292)	(5,251)	(5,572)	(6,520)	(7,328)	(6,060)

Net investment income	$114,165	$109,503	$101,956	$45,040	$93,101	$107,303

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,	September 30,	June 30,	March 31,	March 31,
	2021	2020	2020	2020	2020	2019
ASSETS
Investments:
Fixed maturities, available for sale, at fair value	$11,728,611	$12,041,799	$12,609,241	$12,046,415	$12,076,186	$11,874,518
Fixed maturities, held to maturity, at amortized cost	404,690	—	—	—	—	—
Equity securities, at fair value	547,676	518,445	417,886	378,860	404,945	418,863
Mortgage loans, held for investment, at fair value	629,576	593,290	544,095	524,757	517,181	313,421
Other investments, at fair value	790,530	829,156	760,206	768,635	797,808	795,331
Equity method investments	123,370	114,209	104,242	101,346	94,244	110,322
Short-term investments, at fair value	185,699	161,897	69,996	34,337	77,101	41,853
Total investments	14,410,152	14,258,796	14,505,666	13,854,350	13,967,465	13,554,308
Cash and cash equivalents	1,560,279	1,503,232	1,440,816	1,648,833	1,241,063	1,606,258
Accrued interest receivable	61,222	65,020	70,013	68,880	76,569	78,594
Insurance and reinsurance premium balances receivable	3,367,142	2,738,342	3,131,791	3,527,147	3,485,043	3,667,923
Reinsurance recoverable on unpaid losses and loss expenses	4,533,232	4,496,641	4,337,683	4,160,521	4,101,579	3,555,341
Reinsurance recoverable on paid losses and loss expenses	459,411	434,201	373,431	395,990	357,185	321,798
Deferred acquisition costs	577,509	431,439	520,706	583,484	611,229	703,028
Prepaid reinsurance premiums	1,379,450	1,194,455	1,278,672	1,352,090	1,281,808	1,271,303
Receivable for investments sold	1,450	2,150	17,513	2,985	34,137	10,888
Goodwill	100,801	100,801	102,003	102,003	102,003	102,003
Intangible assets	216,904	219,633	222,362	225,092	227,821	238,763
Value of business acquired	2,826	3,854	4,881	5,909	7,194	22,610
Operating lease right-of-use assets	116,693	123,579	131,776	136,815	140,149	143,887
Other assets	298,756	305,544	315,683	295,074	315,523	280,878
TOTAL ASSETS	$27,085,827	$25,877,687	$26,452,996	$26,359,173	$25,948,768	$25,557,582

LIABILITIES
Reserve for losses and loss expenses	$14,025,274	$13,926,766	$13,653,488	$13,179,166	$13,082,273	$12,275,771
Unearned premiums	4,551,424	3,685,886	4,070,649	4,418,728	4,395,240	4,535,163
Insurance and reinsurance balances payable	1,231,403	1,092,042	1,244,846	1,365,799	1,263,389	1,440,942
Debt	1,310,009	1,309,695	1,309,384	1,309,076	1,808,645	1,342,345
Payable for investments purchased	389,925	104,777	458,111	350,347	123,678	159,544
Operating lease liabilities	134,002	140,263	140,058	141,621	143,071	144,298
Other liabilities	267,400	322,564	310,565	296,616	292,894	359,363
TOTAL LIABILITIES	21,909,437	20,581,993	21,187,101	21,061,353	21,109,190	20,257,426

SHAREHOLDERS’ EQUITY
Preferred shares	550,000	550,000	550,000	550,000	550,000	775,000
Common shares	2,206	2,206	2,206	2,206	2,206	2,206
Additional paid-in capital	2,316,147	2,330,054	2,325,196	2,317,354	2,307,998	2,296,639
Accumulated other comprehensive income (loss)	214,861	414,395	350,111	281,599	(89,919)	29,096
Retained earnings	5,842,850	5,763,607	5,804,637	5,913,029	5,836,007	5,976,603
Treasury shares, at cost	(3,749,674)	(3,764,568)	(3,766,255)	(3,766,368)	(3,766,714)	(3,779,388)
TOTAL SHAREHOLDERS' EQUITY	5,176,390	5,295,694	5,265,895	5,297,820	4,839,578	5,300,156

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$27,085,827	$25,877,687	$26,452,996	$26,359,173	$25,948,768	$25,557,582

Common shares outstanding	84,753	84,353	84,309	84,306	84,298	83,934
Diluted common shares outstanding [a]	87,235	86,143	86,132	86,178	86,170	85,632
Book value per common share	$54.59	$56.26	$55.94	$56.32	$50.89	$53.91
Book value per diluted common share	$53.03	$55.09	$54.75	$55.09	$49.78	$52.84
Tangible book value per diluted common share	$49.91	$51.90	$51.52	$51.79	$46.45	$49.37
Debt to total capital [b]	20.2%	19.8%	19.9%	19.8%	27.2%	20.2%
Debt and preferred equity to total capital	28.7%	28.2%	28.3%	28.1%	35.5%	31.9%

[a]      Treasury stock method was applied. Under this method, unvested restricted stock units are included in determining the diluted common shares outstanding.
[b]      The debt to total capital ratio is calculated by dividing debt by total capital. Total capital represents the sum of total shareholders’ equity and debt.

AXIS CAPITAL HOLDINGS LIMITED
CASH AND INVESTED ASSETS PORTFOLIO
At March 31, 2021

	Cost or Amortized Cost	Allowance for Expected Credit Losses	Unrealized Gains	Unrealized Losses	Fair Value or Net Carrying Value	Percentage
Fixed Maturities, available for sale, at fair value
U.S. government and agency	$2,181,808	$—	$20,184	$(14,899)	$2,187,093	14.0%
Non-U.S. government	689,358	—	28,789	(3,426)	714,721	4.6%
Corporate debt	4,364,800	(164)	157,099	(26,457)	4,495,278	28.7%
Agency RMBS	1,186,277	—	29,602	(7,385)	1,208,494	7.7%
CMBS	1,227,004	—	50,586	(3,541)	1,274,049	8.1%
Non-Agency RMBS	163,617	(70)	4,505	(883)	167,169	1.1%
ABS	1,396,130	—	9,693	(2,862)	1,402,961	9.0%
Municipals	271,513	—	8,872	(1,539)	278,846	1.8%
Total fixed maturities. available for sale, at fair value	11,480,507	(234)	309,330	(60,992)	11,728,611	75.0%

Fixed maturities, held to maturity, at amortized cost	404,690	—	—	—	404,690	2.6%

Equity securities, at fair value
Common stocks	8,470	—	1,682	(435)	9,717	0.1%
Preferred Stocks	5,519	—	1,430	—	6,949	—%
Exchange traded funds	182,544	—	87,184	(342)	269,386	1.7%
Bond mutual funds	257,918	—	3,706	—	261,624	1.7%
Total equity securities, at fair value	454,451	—	94,002	(777)	547,676	3.5%

Total fixed maturities and equity securities	$12,339,648	$(234)	$403,332	$(61,769)	12,680,977	81.1%

Mortgage loans, held for investment					629,576	4.0%

Other investments (see below)					790,530	5.1%

Equity method investments					123,370	0.8%

Short-term investments					185,699	1.1%

Total investments					14,410,152	92.1%

Cash and cash equivalents [a]					1,560,279	10.0%

Accrued interest receivable					61,222	0.4%

Net receivable/(payable) for investments sold (purchased)					(388,475)	(2.5%)

Total cash and invested assets					$15,643,178	100.0%

					Fair Value	Percentage
Other Investments:
Long/short equity funds					$19,033	2.4%
Multi-strategy funds					106,971	13.5%
Direct lending funds					279,324	35.3%
Real estate funds					163,635	20.7%
Private equity funds					153,515	19.4%
Other privately held investments					61,783	7.8%
Collateralized loan obligations - equity tranches					6,269	0.9%
Total					$790,530	100.0%

[a]    Includes $664 million of restricted cash and cash equivalents.

AXIS CAPITAL HOLDINGS LIMITED
CASH AND INVESTED ASSETS COMPOSITION - QUARTER

	Q1 2021	Q4 2020	Q3 2020	Q2 2020	Q1 2020	Q1 2019
	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %
CASH AND INVESTED ASSETS PORTFOLIO
Fixed Maturities,available for sale:
U.S. government and agency	14.0%	12.2%	12.8%	13.2%	12.4%	13.1%
Non-U.S. government	4.6%	4.3%	4.3%	4.0%	3.9%	3.2%
Corporate debt	28.7%	29.6%	30.8%	30.6%	31.5%	32.1%
MBS:
Agency RMBS	7.7%	8.2%	10.8%	10.1%	10.6%	11.3%
CMBS	8.1%	8.6%	8.9%	9.0%	9.4%	7.0%
Non-agency RMBS	1.1%	0.9%	0.9%	0.8%	0.8%	0.3%
ABS	9.0%	10.9%	10.7%	10.1%	9.5%	10.7%
Municipals	1.8%	1.9%	1.8%	1.3%	1.4%	1.0%

Total Fixed Maturities, available for sale	75.0%	76.6%	81.0%	79.1%	79.5%	78.7%
Fixed Maturities, held to maturity	2.6%	—%	—%	—%	—%	—%
Equity securities	3.5%	3.3%	2.7%	2.5%	2.7%	2.8%
Mortgage loans	4.0%	3.8%	3.5%	3.4%	3.4%	2.1%
Other investments	5.1%	5.3%	4.9%	5.0%	5.3%	5.3%
Equity method investments	0.8%	0.7%	0.7%	0.7%	0.6%	0.7%
Short-term investments	1.1%	1.0%	0.3%	0.3%	0.4%	0.2%

Total Investments	92.1%	90.7%	93.1%	91.0%	91.9%	89.8%
Cash and cash equivalents	10.0%	9.6%	9.3%	10.8%	8.2%	10.6%
Accrued interest receivable	0.4%	0.4%	0.4%	0.5%	0.5%	0.5%
Net receivable/(payable) for investments sold or purchased	(2.5%)	(0.7%)	(2.8%)	(2.3%)	(0.6%)	(0.9%)
Total Cash and Invested Assets	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

CREDIT QUALITY OF FIXED MATURITIES
U.S. government and agency	18.0%	15.9%	15.8%	16.7%	15.5%	16.6%
AAA	37.0%	37.8%	39.8%	38.9%	39.8%	38.7%
AA	7.8%	7.6%	7.4%	6.8%	7.0%	7.1%
A	15.2%	15.7%	15.7%	16.4%	15.9%	15.0%
BBB	13.4%	14.4%	13.4%	13.2%	13.0%	13.3%
Below BBB	8.6%	8.6%	7.9%	8.0%	8.8%	9.3%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

MATURITY PROFILE OF FIXED MATURITIES
Within one year	5.0%	3.6%	2.9%	3.3%	3.5%	3.5%
From one to five years	36.9%	36.0%	35.3%	36.3%	36.5%	41.9%
From five to ten years	19.5%	20.7%	21.1%	20.7%	19.1%	14.5%
Above ten years	1.9%	2.3%	2.1%	1.8%	2.7%	2.9%
Asset-backed and mortgage-backed securities	36.7%	37.4%	38.6%	37.9%	38.2%	37.2%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

CASH AND INVESTED ASSETS PORTFOLIO CHARACTERISTICS
Book yield of fixed maturities	2.1%	2.3%	2.3%	2.5%	2.7%	3.1%
Yield to maturity of fixed maturities	1.5%	1.3%	1.4%	1.6%	2.9%	3.1%
Average duration of fixed maturities (inclusive of duration hedges)	3.3 yrs	3.3 yrs	3.4 yrs	3.4 yrs	3.3 yrs	2.9 yrs
Average credit quality	AA-	AA-	AA-	AA-	AA-	AA-

AXIS CAPITAL HOLDINGS LIMITED
CORPORATE DEBT INVESTED ASSETS COMPOSITION
At March 31, 2021

	Fair Value	% of Total Corporate Debt	% of Total Cash and Invested Assets
Composition by sector - Investment grade
Financial institutions:
U.S. banks	$818,189	18.2%	5.2%
Non-U.S. banks	303,256	6.7%	1.9%
Corporate/commercial finance	214,340	4.8%	1.4%
Insurance	129,482	2.9%	0.8%
Investment brokerage	63,375	1.4%	0.4%
Total financial institutions	1,528,642	34.0%	9.7%
Consumer non-cyclicals	501,207	11.1%	3.2%
Communications	279,863	6.2%	1.8%
Consumer cyclical	241,629	5.4%	1.5%
Technology	208,586	4.6%	1.3%
Utilities	184,957	4.1%	1.2%
Non-U.S. government guaranteed	180,268	4.0%	1.2%
Energy	179,327	4.0%	1.1%
Industrials	145,907	3.2%	0.9%
Transportation	100,738	2.2%	0.6%
Total investment grade	3,551,124	78.8%	22.5%

Total non-investment grade	944,154	21.2%	6.2%

Total corporate debt	$4,495,278	100.0%	28.7%

AXIS CAPITAL HOLDINGS LIMITED
INVESTMENT PORTFOLIO
TEN LARGEST CORPORATE DEBT HOLDINGS
At March 31, 2021

	Amortized Cost	Net Unrealized Gain (Loss)	Fair Value	% of Total Fixed Maturities
ISSUER [a]
BANK OF AMERICA CORP	$121,126	$4,701	$125,827	1.1%
MORGAN STANLEY	115,351	5,068	120,419	1.0%
JP MORGAN CHASE & CO	102,766	2,051	104,817	0.9%
GOLDMAN SACHS GROUP	91,439	4,077	95,516	0.8%
WELLS FARGO & COMPANY	89,347	3,510	92,857	0.8%
CITIGROUP INC	70,999	3,885	74,884	0.6%
AT&T INC	46,855	462	47,317	0.4%
COMCAST CORPORATION	43,282	2,238	45,520	0.4%
MITSUBISHI UFJ FINANCIAL GROUP INC	43,360	977	44,337	0.4%
DEUTSCHE TELEKOM AG	36,939	1,296	38,235	0.3%

[a]  These holdings represent direct investments in fixed maturities of the parent issuer and its major subsidiaries. These investments exclude asset and mortgage backed securities that were issued, sponsored or serviced by the parent.

AXIS CAPITAL HOLDINGS LIMITED
MORTGAGE-BACKED AND ASSET-BACKED SECURITIES COMPOSITION
At March 31, 2021

Available for sale, at fair value	Agencies	AAA	AA	A	BBB	Non-Investment Grade	Total

Residential MBS	$1,208,494	$147,680	$756	$6,238	$932	$11,563	$1,375,663
Commercial MBS	246,568	957,363	63,740	5,571	—	807	1,274,049
ABS	—	1,151,810	94,426	70,977	50,454	35,294	1,402,961

Total mortgage-backed and asset-backed securities, available for sale, at fair value	$1,455,062	$2,256,853	$158,922	$82,786	$51,386	$47,664	$4,052,673

Percentage of total	35.9%	55.7%	3.9%	2.0%	1.3%	1.2%	100.0%

Held to maturity, at amortized cost	Agencies	AAA	AA	A	BBB	Non-Investment Grade	Total

ABS	—	316,658	88,032	—	—	—	404,690

Total mortgage-backed and asset-backed securities, held to maturity, at amortized cost	$—	$316,658	$88,032	$—	$—	$—	$404,690

Percentage of total	—%	78.2%	21.8%	—%	—%	—%	100.0%

AXIS CAPITAL HOLDINGS LIMITED
REINSURANCE RECOVERABLE ANALYSIS

	Q1 2021	Q4 2020	Q3 2020	Q2 2020	Q1 2020	Q1 2019
Reinsurance recoverable on paid losses and loss expenses:
Insurance	$329,210	$265,494	$234,072	$205,112	$200,990	$136,923
Reinsurance	130,201	168,707	139,359	190,878	156,195	185,156
Total	$459,411	$434,201	$373,431	$395,990	$357,185	$322,079

Reinsurance recoverable on unpaid losses and loss expenses: Case reserves
Insurance	$870,816	$878,107	$874,612	$898,849	$892,354	$859,971
Reinsurance	491,517	505,437	452,201	406,723	482,347	351,413
Total	$1,362,333	$1,383,544	$1,326,813	$1,305,572	$1,374,701	$1,211,384

Reinsurance recoverable on unpaid losses and loss expenses: IBNR
Insurance	$2,329,090	$2,339,557	$2,258,508	$2,151,986	$2,127,989	$1,916,176
Reinsurance	866,927	797,251	775,187	723,950	617,843	446,571
Total	$3,196,017	$3,136,808	$3,033,695	$2,875,936	$2,745,832	$2,362,747

Allowance for expected credit losses:
Insurance	$(22,037)	$(21,298)	$(20,369)	$(19,025)	$(17,203)	$(17,583)
Reinsurance	(3,081)	(2,413)	(2,456)	(1,962)	(1,751)	(1,488)
Total	$(25,118)	$(23,711)	$(22,825)	$(20,987)	$(18,954)	$(19,071)

Reinsurance recoverable on unpaid and paid losses and loss expenses:
Insurance	$3,507,079	$3,461,860	$3,346,823	$3,236,922	$3,204,130	$2,895,487
Reinsurance	1,485,564	1,468,982	1,364,291	1,319,589	1,254,634	981,652
Total	$4,992,643	$4,930,842	$4,711,114	$4,556,511	$4,458,764	$3,877,139

AXIS CAPITAL HOLDINGS LIMITED
REINSURANCE RECOVERABLE ANALYSIS
At March 31, 2021

Categories	Reinsurance Recoverable, Gross of Collateral	Collateral	Reinsurance Recoverable, Net of Collateral	% of Total Reinsurance Recoverable, Net of Collateral	% of Total Shareholders’ Equity	Allowance for expected credit losses	Allowance for expected credit loss as % of Reinsurance Recoverable, Gross of Collateral	Reinsurance recoverable on unpaid and paid losses and loss expenses
Top 10 reinsurers based on gross recoverable	$2,682,606	$(681,493)	$2,001,113	52.8%	38.7%	$(11,190)	0.4%	$2,671,416
Other reinsurers balances > $20 million	1,806,372	(376,188)	1,430,184	37.8%	27.6%	(10,326)	0.6%	1,796,046
Other reinsurers balances < $20 million	528,783	(171,721)	357,062	9.4%	6.8%	(3,602)	0.7%	525,181
Total	$5,017,761	$(1,229,402)	$3,788,359	100.0%	73.1%	$(25,118)	0.5%	$4,992,643

At March 31, 2021, 87.9% (December 31, 2020: 87.6%) of the reinsurance recoverable balances, gross of collateral, were collectible from reinsurers rated the equivalent of A- or better by A.M. Best.

Top 10 Reinsurers, Net of Collateral		% of Total Reinsurance Recoverable, Net of Collateral	% of Total Shareholders’ Equity
1	Swiss Reinsurance America Corporation	13.3%	9.7%
2	Harrington Re Ltd.	8.5%	6.2%
3	Lloyds of London	8.3%	6.1%
4	Transatlantic Reinsurance Co	5.8%	4.2%
5	Hannover Ruck SE	4.9%	3.6%
6	Partner Reinsurance Co of the US	4.3%	3.1%
7	Everest Reinsurance Company	3.4%	2.5%
8	SCOR Reinsurance Company	3.4%	2.5%
9	Munich Reinsurance America, Inc	3.2%	2.3%
10	Swiss Reinsurance Company Ltd	2.6%	2.0%
		57.7%	42.2%

AXIS CAPITAL HOLDINGS LIMITED
RESERVE FOR LOSSES AND LOSS EXPENSES

	Three months ended March 31, 2021			Three months ended March 31, 2020
	Reserve for losses and loss expenses	Reinsurance recoverable on unpaid losses and loss expenses	Net reserve for losses and loss expenses	Reserve for losses and loss expenses	Reinsurance recoverable on unpaid losses and loss expenses	Net reserve for losses and loss expenses
Reserve for losses and loss expenses

Beginning of period	$13,926,766	$(4,496,641)	$9,430,125	$12,752,081	$(3,877,756)	$8,874,325
Incurred losses and loss expenses	1,092,229	(377,511)	714,718	1,495,475	(587,402)	908,073
Paid losses and loss expenses	(981,545)	288,462	(693,083)	(977,393)	306,298	(671,095)
Foreign exchange and other	(12,176)	52,458	40,282	(187,890)	57,281	(130,609)

End of period [a]	$14,025,274	$(4,533,232)	$9,492,042	$13,082,273	$(4,101,579)	$8,980,694

[a]   At March 31, 2021, reserve for losses and loss expenses included IBNR of $8.8 billion, or 62% (December 31, 2020: $8.6 billion, or 62%).

AXIS CAPITAL HOLDINGS LIMITED
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS BY SEGMENT

	Three months ended March 31, 2021			Three months ended March 31, 2020
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

Gross paid losses and loss expenses	$573,209	$408,336	$981,545	$509,378	$468,015	$977,393
Reinsurance recoverable on paid losses and loss expenses	(237,739)	(50,723)	(288,462)	(204,348)	(101,950)	(306,298)

Net paid losses and loss expenses	335,470	357,613	693,083	305,030	366,065	671,095

Change in:
Gross case reserves	(19,290)	4,616	(14,674)	18,286	80,024	98,310
Gross IBNR	48,294	77,064	125,358	380,280	39,492	419,772
Reinsurance recoverable on unpaid losses and loss expenses	(7,576)	(81,473)	(89,049)	(231,784)	(49,320)	(281,104)

Total net incurred losses and loss expenses	$356,898	$357,820	$714,718	$471,812	$436,261	$908,073

Gross reserve for losses and loss expenses	$7,368,569	$6,656,705	$14,025,274	$6,814,171	$6,268,102	$13,082,273

Net favorable prior year reserve development	$1,505	$3,812	$5,317	$3,832	$2,281	$6,113

Key Ratios

Net paid losses and loss expenses / Net incurred losses and loss expenses	94.0%	99.9%	97.0%	64.7%	83.9%	73.9%

Net paid losses and loss expenses / Net premiums earned	54.4%	73.4%	62.8%	54.3%	69.5%	61.6%
Change in net losses and loss expenses / Net premiums earned	3.5%	—%	2.0%	29.6%	13.4%	21.8%
Net losses and loss expenses ratio	57.9%	73.4%	64.8%	83.9%	82.9%	83.4%

AXIS CAPITAL HOLDINGS LIMITED
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS
INSURANCE - QUARTER

	Q1 2021	Q4 2020	Q3 2020	Q2 2020	Q1 2020	Q1 2019

Gross paid losses and loss expenses	$573,209	$683,379	$502,517	$543,599	$509,378	$560,181
Reinsurance recoverable on paid losses and loss expenses	(237,739)	(273,686)	(203,805)	(218,928)	(204,348)	(218,163)

Net paid losses and loss expenses	335,470	409,693	298,712	324,671	305,030	342,018

Change in:
Gross case reserves	(19,290)	(34,344)	(68,443)	72,563	18,286	116,753
Gross IBNR	48,294	132,082	277,499	(35,502)	380,280	(86,204)
Reinsurance recoverable on unpaid losses and loss expenses	(7,576)	(62,987)	(64,379)	(24,365)	(231,784)	(58,791)

Total net incurred losses and loss expenses	$356,898	$444,444	$443,389	$337,367	$471,812	$313,776

Gross reserve for losses and loss expenses	$7,368,569	$7,310,498	$7,135,537	$6,865,343	$6,814,171	$6,465,347

Net favorable prior year reserve development	$1,505	$4,417	$270	$420	$3,832	$6,913

Key Ratios

Net paid losses and loss expenses / Net incurred losses and loss expenses	94.0%	92.2%	67.4%	96.2%	64.7%	109.0%

Net paid losses and loss expenses / Net premiums earned	54.4%	69.5%	52.4%	56.3%	54.3%	61.4%
Change in net losses and loss expenses / Net premiums earned	3.5%	5.9%	25.4%	2.2%	29.6%	(5.0%)
Net losses and loss expenses ratio	57.9%	75.4%	77.8%	58.5%	83.9%	56.4%

AXIS CAPITAL HOLDINGS LIMITED
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS
REINSURANCE - QUARTER

	Q1 2021	Q4 2020	Q3 2020	Q2 2020	Q1 2020	Q1 2019

Gross paid losses and loss expenses	$408,336	$594,863	$467,319	$466,692	$468,015	$520,508
Reinsurance recoverable on paid losses and loss expenses	(50,723)	(125,680)	(69,218)	(100,748)	(101,950)	(133,368)

Net paid losses and loss expenses	357,613	469,183	398,101	365,944	366,065	387,140

Change in:
Gross case reserves	4,616	104,547	65,919	97,573	80,024	34,485
Gross IBNR	77,064	(137,925)	59,996	(92,099)	39,492	(88,443)
Reinsurance recoverable on unpaid losses and loss expenses	(81,473)	(63,010)	(87,728)	(32,524)	(49,320)	17,070

Total net incurred losses and loss expenses	$357,820	$372,795	$436,288	$338,894	$436,261	$350,252

Gross reserve for losses and loss expenses	$6,656,705	$6,616,268	$6,517,951	$6,313,823	$6,268,102	$5,810,424

Net favorable prior year reserve development	$3,812	$2,142	$314	$2,235	$2,281	$7,759

Key Ratios

Net paid losses and loss expenses / Net incurred losses and loss expenses	99.9%	125.9%	91.2%	108.0%	83.9%	110.5%

Net paid losses and loss expenses / Net premiums earned	73.4%	94.3%	76.4%	69.4%	69.5%	67.0%
Change in net losses and loss expenses / Net premiums earned	—%	(19.4%)	7.3%	(5.1%)	13.4%	(6.3%)
Net losses and loss expenses ratio	73.4%	74.9%	83.7%	64.3%	82.9%	60.7%

AXIS CAPITAL HOLDINGS LIMITED
NET PROBABLE MAXIMUM LOSSES TO CERTAIN PEAK INDUSTRY CATASTROPHE EXPOSURES - AS OF APRIL 1, 2021

		Estimated Net Exposures (millions of U.S. dollars)
Territory	Peril	50 Year Return Period	% of Common Shareholders' Equity	100 Year Return Period	% of Common Shareholders' Equity	250 Year Return Period	% of Common Shareholders' Equity
Single zone, single event
Southeast	U.S. Hurricane	$258	5.6%	$354	7.7%	$534	11.5%
Northeast	U.S. Hurricane	42	0.9%	120	2.6%	272	5.9%
Mid-Atlantic	U.S. Hurricane	87	1.9%	240	5.2%	451	9.7%
Gulf of Mexico	U.S. Hurricane	167	3.6%	248	5.4%	357	7.7%
California	Earthquake	161	3.5%	343	7.4%	452	9.8%
Europe	Windstorm	139	3.0%	183	4.0%	238	5.1%
Japan	Earthquake	84	1.8%	158	3.4%	278	6.0%
Japan	Windstorm	83	1.8%	150	3.2%	178	3.8%

The table above shows our Probable Maximum Loss (“PML”) to a single natural peril catastrophe event within certain defined single zones which correspond to peak industry catastrophe exposures at April 1, 2021. The return period refers to the frequency with which losses of a given amount or greater are expected to occur. A zone is a geographic area in which the insurance risks are considered to be correlated to a single catastrophic event. Estimated losses from a modeled event are grouped into a single zone, as shown above, based on where the majority of the total estimated industry loss is expected to occur.
As indicated in the table above, our modeled single occurrence 1-in-100 year return period PML for a Southeast hurricane, net of reinsurance, is approximately $0.4 billion. According to our modeling, there is a one percent chance that on an annual basis, losses incurred from a Southeast hurricane event could be in excess of $0.4 billion. Conversely, there is a 99% chance that on an annual basis, the loss from a Southeast hurricane will fall below $0.4 billion.
We have developed our PML estimates by combining judgment and experience with the outputs from the catastrophe model, commercially available from AIR Worldwide. Additionally, we have included our estimate of non-modeled perils and other factors which we believe provides us with a more complete view of catastrophe risk.
Our PML estimates are based on assumptions that are inherently subject to significant uncertainties and contingencies. These uncertainties and contingencies can affect actual losses and could cause actual losses to differ materially from those expressed above. We aim to reduce the potential for model error in a number of ways, the most important of which is by ensuring that management’s judgment supplements the model outputs. Models are continuously validated at the line of business and at a group level by our catastrophe model validation team. These validation procedures include sensitivity testing of models to understand their key variables and, where possible, back testing the model outputs to actual results.
Estimated net losses from peak zone catastrophes may change from period to period as a result of several factors, which include but are not limited to, updates to vendor catastrophe models, changes in internal modeling, changes in underwriting portfolios, changes to reinsurance purchasing strategy and changes in foreign exchange rates.

AXIS CAPITAL HOLDINGS LIMITED
EARNINGS PER COMMON SHARE INFORMATION - AS REPORTED, U.S. GAAP

	Three months ended March 31,
	2021	2020

Net income (loss) available (attributable) to common shareholders	$115,737	$(185,390)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Weighted average common shares outstanding	84,514	84,094
Dilutive share equivalents:
Share-based compensation plans [a]	451	—
Weighted average diluted common shares outstanding	84,965	84,094

EARNINGS (LOSS) PER COMMON SHARE
Earnings (loss) per common share	$1.37	($2.20)
Earnings (loss) per diluted common share	$1.36	($2.20)

[a] Due to the net loss attributable to common shareholders recognized for the three months ended March 31, 2020, the share equivalents were anti-dilutive.

AXIS CAPITAL HOLDINGS LIMITED
EARNINGS PER COMMON SHARE INFORMATION AND COMMON SHARES ROLL FORWARD - QUARTER

	Q1 2021	Q4 2020	Q3 2020	Q2 2020	Q1 2020	Q1 2019

Net income (loss) available (attributable) to common shareholders	$115,737	$(4,819)	$(72,945)	$112,477	$(185,390)	$98,125

COMMON SHARES OUTSTANDING
Common shares - at beginning of period	84,353	84,309	84,306	84,298	83,959	83,586
Shares issued and treasury shares reissued	589	83	5	11	489	505
Shares repurchased for treasury	(189)	(39)	(2)	(3)	(150)	(157)
Common shares - at end of period	84,753	84,353	84,309	84,306	84,298	83,934

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Weighted average common shares outstanding	84,514	84,341	84,308	84,303	84,094	83,725
Dilutive share equivalents:
Share-based compensation plans [a]	451	—	—	297	—	547
Weighted average diluted common shares outstanding	84,965	84,341	84,308	84,600	84,094	84,272

EARNINGS (LOSS) PER COMMON SHARE
Earnings (loss) per common share	$1.37	($0.06)	($0.87)	$1.33	($2.20)	$1.17
Earnings (loss) per diluted common share	$1.36	($0.06)	($0.87)	$1.33	($2.20)	$1.16

[a] Due to the net loss attributable to common shareholders recognized for the three months ended December 31, 2020, September 30, 2020 and March 31, 2020, the share equivalents were anti-dilutive.

AXIS CAPITAL HOLDINGS LIMITED
BOOK VALUE PER DILUTED COMMON SHARE ANALYSIS - TREASURY STOCK METHOD [a]

	At March 31, 2021

	Common Shareholders’ Equity	Common Shares Outstanding net of Treasury Shares	Per share

Closing stock price			$49.57

Book value per common share	$4,626,390	84,753	$54.59

Dilutive securities: [b]
Restricted stock units		2,482	(1.56)
Book value per diluted common share	$4,626,390	87,235	$53.03

	At December 31, 2020

	Common Shareholders’ Equity	Common Shares Outstanding net of Treasury Shares	Per share

Closing stock price			$50.39

Book value per common share	$4,745,694	84,353	$56.26

Dilutive securities: [b]
Restricted stock units		1,790	(1.17)
Book value per diluted common share	$4,745,694	86,143	$55.09

[a]    Under this method, unvested restricted stock units are included in determining the diluted common shares outstanding.
[b]    Excludes cash-settled restricted stock units.

AXIS CAPITAL HOLDINGS LIMITED
NON-GAAP FINANCIAL MEASURES RECONCILIATION (UNAUDITED)
OPERATING INCOME AND OPERATING RETURN ON AVERAGE COMMON EQUITY

	Three months ended March 31,
	2021	2020
Net income (loss) available (attributable) to common shareholders	$115,737	$(185,390)
Net investment (gains) losses [a]	(29,645)	62,877
Foreign exchange losses (gains) [b]	4,113	(61,683)
Reorganization expenses [c]	—	(982)
Interest in (income) loss of equity method investments [d]	(9,162)	23,577
Income tax expense (benefit)	1,694	(2,811)
Operating income (loss)	$82,737	$(164,412)

Earnings (loss) per diluted common share	$1.36	$(2.20)
Net investment (gains) losses	(0.35)	0.75
Foreign exchange losses (gains)	0.05	(0.73)
Reorganization expenses	—	(0.01)
Interest in (income) loss of equity method investments	(0.11)	0.28
Income tax expense (benefit)	0.02	(0.03)
Operating income (loss) per diluted common share	$0.97	$(1.94)

Weighted average diluted common shares outstanding	84,965	84,094

Average common shareholders' equity	$4,686,042	$4,529,293

Annualized return on average common equity	9.9%	nm

Annualized operating return on average common equity	7.1%	nm

[a] Tax cost (benefit) of $1,484 and ($5,677) for the three months ended March 31, 2021 and 2020, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the ability to utilize capital losses.
[b]   Tax cost (benefit) of $210 and $2,527 for the three months ended March 31, 2021 and 2020, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the tax status of specific foreign exchange transactions.
[c] Tax cost of $339 for the three months ended March 31, 2020. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.
[d]  Tax cost (benefit) of $nil for the three months ended March 31, 2021 and 2020 respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.

AXIS CAPITAL HOLDINGS LIMITED
TANGIBLE BOOK VALUE PER DILUTED COMMON SHARE

TANGIBLE BOOK VALUE PER DILUTED COMMON SHARE - TREASURY STOCK METHOD [a]
	March 31,	December 31,	September 30,	June 30,	March 31,	March 31,
	2021	2020	2020	2020	2020	2019
Common shareholders' equity	$4,626,390	$4,745,694	$4,715,895	$4,747,820	$4,289,578	$4,525,156
Less: goodwill	(100,801)	(100,801)	(102,003)	(102,003)	(102,003)	(102,003)
Less: intangible assets	(216,904)	(219,633)	(222,362)	(225,092)	(227,821)	(238,763)
Associated tax impact	45,565	45,991	46,333	42,515	42,857	43,522
Tangible common shareholders' equity	$4,354,250	$4,471,251	$4,437,863	$4,463,240	$4,002,611	$4,227,912

Diluted common shares outstanding, net of treasury shares	87,235	86,143	86,132	86,178	86,170	85,632

Book value per diluted common share	$53.03	$55.09	$54.75	$55.09	$49.78	$52.84

Tangible book value per diluted common share	$49.91	$51.90	$51.52	$51.79	$46.45	$49.37

[a]     Under this method, unvested restricted stock units are included in determining the diluted common shares outstanding. Cash-settled restricted stock units are excluded.

AXIS CAPITAL HOLDINGS LIMITED
RATIONALE FOR THE USE OF NON-GAAP FINANCIAL MEASURES

We present our results of operations in a way we believe will be meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Some of the measurements we use are considered non-GAAP financial measures under SEC rules and regulations. In this document, we present underwriting-related general and administrative expenses, consolidated underwriting income (loss), operating income (loss) (in total and on a per share basis), annualized operating return on average common equity ("operating ROACE"), tangible book value per diluted common share which are non-GAAP financial measures as defined in SEC Regulation G. We believe that these non-GAAP financial measures, which may be defined and calculated differently by other companies, help explain and enhance the understanding of our results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Underwriting-Related General and Administrative Expenses
Underwriting-related general and administrative expenses include those general and administrative expenses that are incremental and/or directly attributable to our underwriting operations. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

Corporate expenses include holding company costs necessary to support our worldwide insurance and reinsurance operations and costs associated with operating as a publicly-traded company. As these costs are not incremental and/or directly attributable to our underwriting operations, these costs are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss). General and administrative expenses, the most comparable GAAP financial measure to underwriting-related general and administrative expenses, also includes corporate expenses.

The reconciliation of underwriting-related general and administrative expenses to general and administrative expenses, the most comparable GAAP financial measure, is presented in the 'Consolidated Statements of Operations - Quarter' section of this document.

Consolidated Underwriting Income (Loss)
Consolidated underwriting income (loss) is a pre-tax measure of underwriting profitability that takes into account net premiums earned and other insurance related income (loss) as revenues and net losses and loss expenses, acquisition costs and underwriting-related general and administrative expenses as expenses. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

We evaluate our underwriting results separately from the performance of our investment portfolio. As a result, we believe it is appropriate to exclude net investment income and net investment gains (losses) from our underwriting profitability measure.

Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on our net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange losses (gains) on our investment portfolio generally offset a large portion of the foreign exchange losses (gains) arising from our underwriting portfolio. As a result, we believe that foreign exchange losses (gains) are not a meaningful contributor to our underwriting performance, therefore, foreign exchange losses (gains) are excluded from consolidated underwriting income (loss).

Interest expense and financing costs primarily relate to interest payable on our debt. As these expenses are not incremental and/or directly attributable to our underwriting operations, these expenses are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss).

Reorganization expenses are related to the transformation program which was launched in 2017. This program encompasses the integration of Novae, which commenced in the fourth quarter of 2017, the realignment of our accident and health business, together with other initiatives designed to increase efficiency and enhance profitability, while delivering a customer-centric operating model. Reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from consolidated underwriting income (loss).

Amortization of intangible assets including value of business acquired ("VOBA") arose from business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from consolidated underwriting income (loss).

We believe that the presentation of underwriting-related general and administrative expenses and consolidated underwriting income (loss) provides investors with an enhanced understanding of our results of operations, by highlighting the underlying pre-tax profitability of our underwriting activities. The reconciliation of consolidated underwriting income (loss) to net income (loss), the most comparable GAAP financial measure, is presented in the 'Consolidated Statements of Operations - Quarter' section of this document.

Operating Income (Loss)
Operating income (loss) represents after-tax operational results exclusive of net investment gains (losses), foreign exchange losses (gains), reorganization expenses, and interest in income (loss) of equity method investments.

Although the investment of premiums to generate income and investment gains (losses) is an integral part of our operations, the determination to realize investment gains (losses) is independent of the underwriting process and is heavily influenced by the availability of market opportunities. Furthermore, many users believe that the timing of the realization of investment gains (losses) is somewhat opportunistic for many companies.

Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on net insurance-related liabilities. In addition, we recognize unrealized foreign exchange losses (gains) on our equity securities and foreign exchange losses (gains) realized on the sale of our available for sale investments and equity securities in net investment gains (losses). We also recognize unrealized foreign exchange losses (gains) on our available for sale investments in other comprehensive income (loss). These unrealized foreign exchange losses (gains) generally offset a large portion of the foreign exchange losses (gains) reported in net income (loss), thereby minimizing the impact of foreign exchange rate movements on total shareholders’ equity. As a result, foreign exchange losses (gains) in our consolidated statements of operations in isolation are not a meaningful contributor to the performance of our business.

Reorganization expenses are related to the transformation program which was launched in 2017. This program encompasses the integration of Novae, which commenced in the fourth quarter of 2017, the realignment of our accident and health business, together with other initiatives designed to increase efficiency and enhance profitability, while delivering a customer-centric operating model. Reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from operating income (loss).

Interest in income (loss) of equity method investments is primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, this income (loss) is excluded from operating income (loss).

Certain users of our financial statements evaluate performance exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), reorganization expenses, and interest in income (loss) of equity method investments to understand the profitability of recurring sources of income.

We believe that showing net income (loss) available (attributable) to common shareholders exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), reorganization expenses, and interest in income (loss) of equity method investments reflects the underlying fundamentals of our business. In addition, we believe that this presentation enables investors and other users of our financial information to analyze performance in a manner similar to how our management analyzes the underlying business performance. We also believe this measure follows industry practice and, therefore, facilitates comparison of our performance with our peer group. We believe that equity analysts and certain rating agencies that follow us, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. The reconciliation of operating income (loss) to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure, is presented in the 'Non-GAAP Financial Measures Reconciliation' section of this document.

We also present operating income (loss) per diluted common share and annualized operating ROACE, which are derived from the operating income (loss) measure and are reconciled to the most comparable GAAP financial measures, earnings (loss) per diluted common share and annualized return on average common equity ("ROACE"), respectively, in the 'Non-GAAP Financial Measures Reconciliation' section of this document.

Tangible Book Value per Diluted Common Share
Tangible book value represents common shareholders' equity exclusive of goodwill and intangible assets, net of tax. We present tangible book value per diluted common share calculated under the treasury stock method. A reconciliation of tangible book value per diluted common share to book value per diluted common share, the most comparable GAAP financial measure, is included in the 'Tangible Book Value per Diluted Common Share' section of this document.

Tangible book value per diluted common share excludes the impacts of certain purchase accounting adjustments. We believe that this measure, in combination with book value per diluted common share, is useful in assessing value generated for our common shareholders.